EXHIBIT 10.28
Signature Page to the Stock Option Agreement Terms and Conditions (rev. 2006)
(executive officers)
Complete Production Services, Inc.
Amended and Restated 2001 Stock Incentive Plan

[Executive Name]	[Street Address]
Optionee’s Tax ID #: [SSN]	[City, State, Zip, Country]
Complete Production Services, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2001 Stock Incentive Plan (the “Plan”), hereby grants to you (“Executive”), an option to purchase the shares of the Company’s common stock, par value $0.01, as set forth below (“Option”) and subject to the terms and conditions contained in the Stock Option Agreement Terms and Conditions (Rev. 2006) and the Plan.

Option Grant Date:

Total Shares Subject to the Option:	shares

Exercise Price per Share:	$

Total Exercise Price:	$

Expiration Date**:

Type of Option:
☐ Incentive Stock Option, up to the maximum number permitted by the Code and non-qualified options as to all other shares
☐ Non-Qualified Stock Option as to all shares
Vesting Schedule**:
This Option will vest and become exercisable in increments on the following dates, provided you are still an employee on that date:

Shares	Vest Date
___/___/___
___/___/___
___/___/___

**This Option will not vest and the option exercise period will expire sooner than shown under certain circumstances, including your Termination of Employment. See the Stock Option Agreement Terms and Conditions (Rev. 2006). Notwithstanding the terms set forth in the Stock Option Agreement Terms and Conditions (Rev. 2006), in the event of your Termination of Employment due to retirement (as determined by the Administrator), you shall have one year following such retirement to exercise your vested Options.
You and the Company agree that this Option is granted under and governed by the terms and conditions of the Stock Option Agreement Terms and Conditions (Rev. 2006), the Plan and this Signature Page, which together are a binding agreement. You acknowledge that you have read, understand and agree to be bound by the Stock Option Agreement Terms and Conditions(Rev. 2006), this Signature Page and the Plan, including the provisions governing the resolution of all disputes between you and the Company through arbitration, the vesting and termination of your Options, the exercise procedures, and the other restrictions contained therein.

COMPLETE PRODUCTION SERVICES, INC.	EXECUTIVE

Name:	[Executive Name]
Title: